Exhibit 10.8

Name of Investor:________________________

SUBSCRIPTION BOOKLET

______________________________________________

Investcorp US Private Credit BDC II

______________________________________________

c/o CM Investment Partners LLC

280 Park Avenue

New York, New York 10017

United States

Investcorp US Private Credit BDC II

SUBSCRIPTION BOOKLET

TABLE OF CONTENTS

Page
Subscription Instructions And Checklist	i
Investcorp US Private Credit BDC II	i
Subscription Agreement	1
Signature Page for Individuals and Individual Retirement Accounts	20
Signature Page For Entities	23
ATTACHMENT 1 - Investor Questionnaire	1-1
ATTACHMENT 2 – BENEFIT PLAN INVESTOR QUESTIONNAIRE	2-1
ATTACHMENT 3 - Pay To Play Certificate	3-1
ATTACHMENT 4 - Anti-Money Laundering Information	4-1
EXHIBIT A – Fund of Funds Form of AML Representation Letter	4-4
EXHIBIT B – Regulated Financial Institutions that Invest on Behalf of Third Parties AML Representation Letter Requirements	4-6
Exhibit C – Companies, Corporations and Partnerships Beneficial Ownership Information	4-7
Exhibit D – Trusts Beneficial Ownership Information	4-8
Exhibit E – Bank Reference Letter	4-9
ATTACHMENT 5 – Declaration of Trust	5-1
ATTACHMENT 6 – Bylaws	6-1
ATTACHMENT 7 – Investment Advisory Agreement Between Investcorp US Private Credit BDC II and CM INVESTMENT PARTNERS LLC	7-1
ATTACHMENT 8 – Administration Agreement Between Investcorp US Private Credit BDC II and CM INVESTMENT PARTNERS LLC	8-1
ATTACHMENT 9 – Form of Funding Notice	9-1
ATTACHMENT 10 – Transfer Restrictions	10-1
ATTACHMENT 11 – Privacy Notice	11-1

Investcorp US Private Credit BDC II

Subscription Instructions And Checklist

The following steps must be taken in connection with subscriptions for shares in Investcorp US Private Credit BDC II (the “Company”) in accordance with the terms of the attached Subscription Agreement. Terms used but not otherwise defined herein have the meanings given them in the Confidential Offering Memorandum of the Company. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the shares of beneficial interest are being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1.
Checklist for Individual Investors:
a.
☐ Fill in name of the Investor and the Amount of Capital Commitment on page 1.
b.
☐ Complete the Signature Page for Individuals on pages 20-22.
c.
☐ Complete the Investor Questionnaire (Attachment 1) on pages Attach. 1-1 through Attach. 1-6.
d.
☐ Complete the Benefit Plan Investor Questionnaire (Attachment 2) on pages Attach. 2-1 through Attach. 2-3.
e.
☐ Complete the Pay to Play Certificate (Attachment 3) on pages Attach. 3-1 through Attach. 3-2.
f.
☐ Provide all identification documentation requested in the Anti-Money laundering Supplement (Attachment 4) and complete any applicable Exhibits thereto.
2.
Checklist for Entity Investors (trusts, corporations, LLCs, etc.):
a.
☐ Fill in name of Investor and the Amount of Capital Commitment on page 1.
b.
☐ Complete Signature Page for Entities on pages 23-25.
c.
☐ Complete Investor Questionnaire (Attachment 1) on pages Attach. 1-1 through Attach. 1-6.
d.
☐ Complete the Benefit Plan Investor Questionnaire (Attachment 2) on pages Attach. 2-1 through Attach. 2-3.
e.
☐ Complete the Pay to Play Certificate (Attachment 3) on pages Attach. 3-1 through Attach. 3-2.
f.
☐ Provide all identification documentation requested in the Anti-Money laundering Supplement (Attachment 4) and complete any applicable Exhibits thereto.
3.
Send the original, signed Subscription Agreement, together with the Attachments (this whole booklet), as soon as possible by courier or overnight mail to the following address:

Investcorp US Private Credit BDC II

280 Park Avenue
New York, New York 10017

Attn: Andrew Muns, Chief Financial Officer

Tel: 1 (212) 257-5199

Email: ipc-ir@investcorp.com

4.
Investors must send by wire transfer (pursuant to the wiring instructions set forth in the applicable capital call notice) the amount in U.S. dollars specified in any capital call notice delivered to the Investor. Please instruct your bank to debit your account separately for any wire transfer

i

fees. At the same time, Investors should send a copy of their bank instructions (including the dollar amount, date, address of the bank and the Investor’s bank contact for confirmation) to the Company.
5.
Please provide the following bank contact information with respect to the bank from which the Investor has remitted its subscription amount and to which any withdrawal proceeds should be sent by wire transfer. The Investor agrees that all or any funds payable to the Investor may be wire transferred to the Investor in accordance with the following instructions (which is the same account from which the Investor’s contribution to the Company was first remitted), until further written notice, signed by one or more of the individuals authorized to act on behalf of the Investor is sent to CM Investment Partners LLC (the “Investment Manager”). If for any reason the bank account information on the wire transfer and the bank account information below do not match, or if the bank account name does not match the Investor name for valid reasons, the Investor must have its bank complete and send to the Investment Manager the letter contained in Exhibit E to the Anti-Money Laundering Supplement.

Name of Bank:
Address of Bank:

Name of Contact Person:
ABA/CHIPS No.:
SWIFT Address:
Account Name:
Account No:

(Please note that the source of the funds should be in the name of the Investor)

6.
Investors that are individuals must attach a copy of their passport(s), driver’s license(s) or other form of government-issued photo identification. Investors that are entities must attach a copy of their organizational documents and evidence of signing authority (e.g., partnership agreement, trust agreement, operating agreement, incumbency certificate, or certified corporate resolutions authorizing the subscription) and entities more than one year old must also attach a certificate of good standing, which should be dated within one year of such Investor’s investment in the Company.
7.
Investors must attach an original IRS Form W-9 or appropriate IRS Form W-8, as may be applicable. Forms can be found on the IRS website: www.irs.gov. Please ensure you are completing the most recent, FATCA-compliant version of the relevant tax form.
8.
An Investor’s Capital Commitment will be called from time to time by the Company. Investors will receive the Company’s wire transfer instructions in connection with the delivery of capital call notices by the Company.
9.
Also included with these Subscription Documents is a copy of the Company’s Privacy Notice set forth in Attachment 11, which each Investor should read and keep for his or her records.

ii

The Company reserves the right to request such further identification and authority documents as may be required in order to process this subscription. Each Investor is encouraged to provide copies of their identification and other supporting documentation in a format that is clearly legible (such as JPG or GIF format) to the Company. Failure to do so may result in delay of acceptance of an Investor’s subscription until a properly completed and clearly legible Subscription Agreement and all necessary attachments thereto have been received, processed and approved.

iii

Investcorp US Private Credit BDC II

Subscription Agreement

Name of Investor

(as it will be registered with the investment)

Amount of Capital Commitment

Investcorp US Private Credit BDC II

280 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

1.
THE SUBSCRIPTION

1.1. Generally. The undersigned subscribing investor (the “Investor”) hereby subscribes for and agrees to purchase shares of beneficial interest, par value $0.01 per share (“Shares”), of Investcorp US Private Credit BDC II (the “Company”) via a capital commitment (“Capital Commitment”). The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Company, and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion. The Investor agrees to be bound by all the terms and provisions of the Company’s Offering Memorandum, as amended, restated and/or supplemented from time to time (the “Memorandum”), related to the Company’s private offering of Shares (the “Offering”), the Company’s Declaration of Trust, substantially in the form attached hereto as Attachment 5, as amended and/or restated from time to time (the “Charter”), the Company’s Bylaws, substantially in the form attached hereto as Attachment 6, as amended and/or restated from time to time (the “Bylaws”), the Investment Advisory Agreement with CM Investment Partners LLC (the “Investment Manager”), the Company’s investment adviser, substantially in the form attached hereto as Attachment 7 (the “Advisory Agreement”), the Administration Agreement between the Company and the Investment Manager, substantially in the form attached hereto as Attachment 8 (the “Administration Agreement” and together with the Memorandum, the Charter, the Bylaws, and the Advisory Agreement, the “Operative Documents”), together with this subscription agreement (the “Subscription Agreement”). All capitalized terms used herein without definitions shall have the meanings given them in the Memorandum. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other Investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and each of the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and each of the Other Investors are separate sales.

1.2. The Investor agrees to purchase Shares in the Offering for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein.

On each Capital Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

(a) “Drawdown Purchase Price” shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors, as defined below.

(b) “Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share Price (as defined below), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

(c) “Per Share NAV” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the net asset value per Share, as determined within two (2) business days of the date of the Funding Notice (as defined below).

(d) “Per Share Price” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the Per Share NAV.

(e) “Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Capital Drawdown Dates and any Catch-Up Date pursuant to Section 1.4 below.

1.3. Closings.

(a) The initial closing of this Offering (the “Initial Closing”) will take place at any time as determined by the Company in its sole discretion (such date being referred to herein as the “Initial Closing Date,” and the date on which each subsequent closing occurs, a “Subsequent Closing Date,” and each Subsequent Closing Date with the Initial Closing Date shall be referred to herein as the “Closing Dates”). Notwithstanding the provisions of 1.2 and 1.4, upon payment of the Drawdown Purchase Price by an Investor in connection with the Initial Closing, the Company shall issue to each such Investor a number of Shares determined by dividing (x) the Drawdown Purchase Price for such Investor minus the Organizational Expense Allocation (as defined in Section 1.3) by (y) the Per Share Price for such Investor as of the Capital Drawdown Date for the Initial Closing.

(b) The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations and warranties contained herein, including without limitation the Investor Questionnaire attached hereto as Attachment 1 (the “Investor Questionnaire”). Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor’s status as a shareholder of the Company, including any documents and instruments to be delivered pursuant to this Subscription Agreement.

(c) The Company may enter into Other Subscription Agreements with Other Investors on a Subsequent Closing Date and any Other Investor whose subscription has been accepted at such Subsequent Closing Date referred to as a “Subsequent Investor.” Notwithstanding the provisions of Sections 1.2 and 1.4, on one or more dates to be determined by the Company that occur on or following the Subsequent Closing Date but no later than the next succeeding Capital Drawdown Date (each, a “Catch-Up Date”), each Subsequent Investor shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor in the aggregate for all Catch-Up Dates, such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors (other than any Defaulting Investors or Excluded Investors, as defined below) (the “Catch-Up Purchase Price”). Upon payment of the Catch-Up Purchase Price by the Subsequent Investor on a Catch-Up Date, the Company shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-Up Purchase Price for such Subsequent Investor minus the Organizational Expense Allocation by (y) the Per Share Price for such Subsequent Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 1.3(c)) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date. “Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor pursuant to Section 1.2 and this Section 1.3(c) by (ii) such Investor’s Capital Commitment. “Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (i) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total funded and unfunded commitments to purchase Shares received by the Company through such date by (ii) the total amount of offering and organizational expenses then accrued by the Company in its financial statements or accounting records in connection with the Company’s formation and the Offering.

(d) At each Capital Drawdown Date following any Subsequent Closing Date, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1.2 and 1.4.

(e) In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate subscription agreement with the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

1.4. Capital Drawdowns.

(a) Purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 1.2.

(b) The Company shall make available to the Investor via the investor portal, at least ten (10) calendar days prior to each Capital Drawdown Date, a notice (each, a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the aggregate Drawdown Purchase Price and the aggregate Drawdown Share Amount, (iii) the applicable Drawdown Purchase Price, Per Share Price and Drawdown Share Amount, and (iv) the account to which the Drawdown Purchase Price should be wired.

(c) The delivery of a Funding Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Purchase Price identified in each Funding Notice, and shall represent the Company’s acceptance of the Investor’s irrevocable and ongoing offer to purchase Shares contained in this Subscription Agreement.

(d) On each Capital Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.

(e) The Company is a non-exchange traded, perpetual-life business development company (“BDC”), which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. The Company uses the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares are intended to be sold by the BDC on a continuous basis at a price generally equal to the BDC’s net asset value per Share (plus an amount equal to an allocable portion of the Company’s initial offering and organizational expenses and any applicable sales load). In the Company’s perpetual-life structure, it may offer its shareholders an opportunity to repurchase their Shares on a quarterly basis, but it is not obligated to offer to repurchase any Shares in any particular quarter in its discretion. The Company believes that its perpetual nature will enable it to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Company being a forced seller of assets in market downturns compared to non-perpetual funds. While the Company may consider a liquidity event at any time in the future, it currently does not intend to undertake a liquidity event, and will not be obligated by the organizational documents or otherwise to effect a liquidity event at any time.

(f) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Capital Drawdown Date (i) if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase or exchange of Shares at such time would (A) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Investment Manager, any Other Investor or a portfolio company would be subject or (B) cause the assets of the Company to be considered “plan assets” under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or (ii) for any reason or no reason at the Company’s sole discretion.

1.5. Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined in Section 2.5) its right to draw down capital from the Investor pursuant to Section 1.4, and the Company’s right to receive the Drawdown Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 1.4.

1.6. Remedies upon Investor Capital Drawdown Default. Except as otherwise provided in this Subscription Agreement, upon any failure by an Investor to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”), and such Defaulted Commitment remains uncured for a period of ten (10) calendar days of being provided written notice from the Company that payment of such portion of such Investor’s Commitment is past due the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a)
The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date;
(b)
The Company may charge interest on the Defaulted Commitment at a rate equal to the lesser of (a) a variable rate equal to the prime rate of interest (as reported in The Wall Street Journal) during such period plus 6% or (b) the highest interest rate for such period permitted by applicable law;
(c)
The Company may offer the Defaulting Investor’s Shares (the “Offered Shares”) first, to the Other Investors (other than any defaulting Other Investors) and if such Other Investors do not purchase all of such Offered Shares, to third parties for purchase at a price equal to the lesser of the then net asset value of such Shares or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Investor if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid, and the Company pursuant to its authority under Section 3 may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined herein) of the Defaulting Investor’s Shares pursuant to this Section 1.6; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 1.6 in the event that such Transfer (as defined in herein) would (x) violate the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended (the “1940 Act”) or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer, (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent useful to avoid the occurrence of the consequences contemplated herein);
(d)
The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 1.6 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and shall not seek to enforce this Section 1.6 against the Company or any stockholder in the Company; and
(e)
The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Investors to make up for any short-fall caused by a Defaulting Investor’s failure to fund any Drawdown Notice, provided that no Investor shall be obligated to fund more than its then Unused Capital Commitment.

2.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Recognizing that the Company will be relying on the information and the representations and warranties set forth herein, including, without limitation, the representations and warranties made by the Investor in the Attachments hereto, for many purposes, including to qualify for available exemptions, the Investor hereby represents and warrants to, and agrees with, the Company as follows:

2.1. The Investor has received, carefully read and understands the Memorandum, the Operative Documents and this Subscription Agreement and has consulted its own attorney, accountant, tax advisor and investment adviser with respect to the investment contemplated hereby and its suitability for the Investor. The Investor has had an opportunity to (i) ask questions of and receive answers from the Investment Manager concerning the terms and conditions of this Subscription Agreement, the Memorandum and the Operative Documents and the business of the Company and (ii) obtain any additional information concerning the offering, the Company and any related material to the extent the Company or the Investment Manager possesses such information or can acquire it without unreasonable effort or expense.

2.2. This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

2.3. The Investor has not, without the consent of the Investment Manager, copied, reproduced or delivered the Memorandum or this Subscription Agreement to any other person, except its professional advisers. The address set forth on the signature page below is the Investor’s true and correct legal address.

2.4. The Investor understands that the Company intends to file elections to be: (i) regulated as a BDC under the 1940 Act and (ii) treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) related to its shares of beneficial interest with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this Offering and may not include all information regarding the Company contained in the Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents and the Memorandum in making their investment decisions.

2.5. The Investor understands that the offering and sale of the Shares in this Offering are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the

Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each Investor that is a United States Person (as defined below) in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and, if the Investor is a United States Person, it represents and warrants that it is an Accredited Investor, or the Investor is not a “U.S. Person,” as defined in Regulation S of the Securities Act. The Investor received the Memorandum and the Operative Documents and first learned of the Company in the jurisdiction listed as the address of the Investor set forth on the Investor’s signature page hereto, and intends that the applicable securities laws of that jurisdiction shall govern this transaction. If the Investor is not a resident of the United States, the Investor understands that it is the responsibility of the Investor to satisfy himself, herself or itself as to full observance of the laws of any relevant territory outside of the United States in connection with the offer and sale of the Interest, including obtaining any required governmental or other consent and observing any other applicable formalities.

2.6. The Investor understands (i) that, except as otherwise provided in the Subscription Agreement, the Investor may not make less than the full amount of any required capital contribution, and (ii) the default provisions in the Subscription Agreement, which may require the Investor to pay interest on the defaulted amount among other provisions, unless otherwise determined by the Company, in its sole discretion.

2.7. The Investor’s decision to invest in the Company was made by the Investor as a person who (i) is independent of the Company, the Investment Manager, and its affiliates, (ii) is authorized to make such investment decision, and (iii) has relied on the Investor’s own tax, legal and financial advisers with regard to all matters relating to the investment in the Company (including U.S. federal, state and local tax matters) and not on any advice or recommendation of the Investment Manager or any of its affiliates. The Investor’s prior investment experience and the Investor’s general knowledge about the management, proposed operations and prospects of the Company enable the Investor, together with the Investor’s advisers, to make an informed decision with respect to an investment in the Company. The Investor (x) is able to bear the economic cost of carrying the investment in the Company for an indefinite period of time; (y) has adequate means of providing for his, her or its current needs and possible personal contingencies even in the event of a complete loss of this investment; and (z) has no need for liquidity of the investment in the Company. The Investor’s investment in the Company is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.

2.8. The Investor acknowledges that in making a decision to subscribe for the Shares, the Investor has relied solely upon the Operative Documents and the Memorandum and independent investigations made by the Investor. The Investor is not relying on the Company, the Investment Manager, or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisers. The Investor has carefully read this Subscription Agreement and, to the extent he, she or it believes necessary, has discussed with counsel the representations, warranties and agreements that the Investor is making herein. The Investor understands that Dechert LLP acts as counsel only to the Company, the Investment Manager and certain of their respective affiliates, and does not represent the Investor or any other person by reason of such person’s investment in the Company.

2.9. The Investor is acquiring the Shares for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares and the Investor has no present intention, agreement or arrangement to divide the Investor’s participation with others or to sell, assign, pledge, transfer, hypothecate, or otherwise dispose of all or any part of such Shares.

2.10. The Investor acknowledges that he, she or it is not subscribing for the Shares pursuant hereto as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, website or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing. The Investor has not received, nor has the Investor relied upon, any recommendation (as defined under 29 C.F.R. 2510.3-21(b)) from the Investment Manager, or the Company regarding the advisability of acquiring, holding, disposing or exchanging securities or other investment property including, but not limited to, the Shares.

2.11. The Investor may not Transfer its Capital Commitment or any of its Shares unless (a) the Company provides its prior written consent, (b) the Transfer is made in accordance with applicable securities laws and (c) the Transfer is otherwise in compliance with the transfer restrictions set forth in Attachment 10. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as an Investor in the Company.

2.12. The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (a) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (b) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (c) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company.

2.13. The Investor acknowledges and is aware of the following: (i) the Company was recently formed and has no financial or operating history; (ii) the speculative nature and the degree of risk involved in the Company’s proposed investment activities, as described under the caption “Certain Risks” and “Conflicts of Interest” in the Memorandum; (iii) the method of compensation under the Advisory Agreement with respect to the Investment Manager, and the risks associated therewith; (iv) there are certain potential conflicts of interest that should be considered by the Investor before subscribing for Shares, many of which are set forth in the Memorandum; and (v) the tax effects which may be expected by the Company are not susceptible to precise prediction, and future legislation, future rulings of the Internal Revenue Service and court decisions may have an adverse effect on one or more of the tax consequences elected by the Company.

2.14. If the Investor is not a natural person, (i) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (ii) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (iii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.

2.15. Neither the Company, nor the Investment Manager, nor anyone on either entity’s behalf has made any representations (whether written or oral) to the Investor (i) regarding the future performance of the Company, or (ii) that the past performance of the Company, the Investment Manager, or their respective affiliates will in any way predict the results of the Company’s activities.

2.16. The Investor: (i) is not registered or required to be registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a BDC under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

2.17. The representations and warranties in this Subscription Agreement, including those made in Attachments hereto (which are incorporated in this Subscription Agreement by reference), are true and accurate as of the date hereof and shall remain true and accurate until the Company is liquidated pursuant to the Operative Documents. If in any respect such representations and warranties shall not be true and accurate, the Investor shall give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefore and shall provide the Company with any such further information as the Company may reasonably require.

2.18. The Investor understands and agrees that, although the Company and the Investment Manager will use their reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Company and the Investment Manager may present this Subscription Agreement and the information provided herein to such parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as they deem necessary or advisable to facilitate the acceptance and management of the Investor’s capital contributions, including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemptions thereto by the Company, the Investment Manager or any of their respective affiliates or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company, the Investment Manager or any of their respective affiliates are a party or by which they are or may be bound. The Company may also release information about the Investor if directed to do so by the Investor or if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

2.19. The Investor acknowledges that it will receive or have access to certain confidential proprietary information concerning the Company, which may include, without limitation, information regarding potential investments, financial information, trade secrets and the like (collectively, “Confidential Information”), which is proprietary in nature and non-public. The Investor agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Company and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Notwithstanding the foregoing, the Investor (and each employee, representative or other agent of the

Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of: (a) the Company; and (b) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.

2.20. Representations for Non-U.S. Persons.

(a) If the Investor is not a “United States Person,” as defined below (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(b) The Investor will notify the Company immediately if the Investor becomes a United States Person.

(c) The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(d) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

2.21. Certain Benefit Plan Matters. If the Investor is, will be, or is acting on behalf of, a person or entity that is or will be (i) an “employee benefit plan” subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Code, (iii) an entity whose underlying assets include “plan assets” of any employee benefit plan or other plan described in clause (i) or (ii) by reason of such plan’s investment in the entity or otherwise, or (iv) an employee benefit plan subject to federal, state or local law (“Similar Law”) similar to Section 406 of ERISA or Section 4975 of the Code, the Investor represents, warrants and agrees that:

(a) the decision to invest in the Company was made by a fiduciary of the Investor that has the authority and discretion to, and is duly authorized to, make such an investment decision on behalf of the Investor (the “Fiduciary”);

(b) the Investor and the Fiduciary have completed Attachment 2, which, without limiting any other assurances in Attachment 2, the Investor and the Fiduciary hereby specifically represent and agree is correct and complete;

(c) (i) the Fiduciary is not related to the Investment Manager, the Administrator, the Company or any of their respective employees, representatives or affiliates, (ii) the Investment Manager, the Administrator, the Company and their respective employees, representatives or affiliates do not have investment discretion, and are not otherwise acting in a fiduciary capacity, with respect to the investment of the Investor’s assets in the Company, and (iii) without limiting the generality of the foregoing, the Fiduciary has not relied on, and is not relying on, any investment advice or recommendation of any such person with respect to the Investor’s investment in the Company or with respect to the decision to purchase or hold any Shares;

(d) the Investor’s subscription to invest in the Company and the purchase of Shares as contemplated hereby are authorized by and otherwise in accordance with the Investor’s governing instruments;

(e) the Investor’s acquisition, holding, and disposition of Shares do not and will not (i) constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law, or (ii) in the case of an investor subject to Similar Law, cause the assets of the Company to become subject to Similar Law; and

(f) the Investor and the Fiduciary each expressly acknowledge that the Company has the authority to require the redemption, withdrawal or other cancellation of any Shares if the Company determines that the continued holding of such Shares, in the opinion of the Company, could result in the Company being subject to ERISA, Section 4975 of the Code or any Similar Law.

2.22. Tax Matters

(a) The Investor represents and warrants that it has not been subject to any disqualifying events, as defined under Rule 506(d) of Regulation D under the Securities Act (a “Disqualifying Event”), or any proceeding or event that could result in a Disqualifying Event that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company’s use of the Rule 506 safe harbor. The Investor agrees to notify the Investment Manager promptly in writing if, subsequent to the date hereof, the Investor experiences or becomes subject to a Disqualifying Event. The Investor further represents and warrants that, unless it notifies the Investment Manager otherwise in writing, the Investor is not acting as part of a group (as such term is defined in Section 13(d) of the Exchange Act) with any other individuals or entities (including any existing or prospective Investor) for the purpose of acquiring or holding the Shares. If the Investor’s interest in the Company constitutes (or the interests held in the aggregate by any group of which the Investor is a part constitute), or may at any time in the future constitute, twenty percent (20%) or more in interest of the Company’s voting securities, as determined by the Investment Manager, the Investor agrees to complete a separate questionnaire regarding any Disqualifying Events (a “Bad Actor Questionnaire”). Such Bad Actor Questionnaire and the information and representations otherwise provided hereunder shall form a part of and be incorporated in this Subscription Agreement and shall be subject to, among other things, the indemnification provisions and the duty to update information contained in this Subscription Agreement.

(b) The Investor understands, acknowledges and agrees that pursuant to (A) Sections 1471 through 1474 of the Code (or any amended or successor version) and any current or future regulations promulgated under such Sections or any official interpretations thereof (“FATCA”), or (B) agreement with the U.S. Treasury Department entered into by the Company (the “FATCA Agreements”), the Company may be required to obtain from the Investor certain identifying information, including, without limitation, name and address, and documentation about the Investor and the Investor’s direct and indirect owners, and whether the Investor or any such owner is a U.S. person or entity, and other tax-related information and documentation (collectively, the “FATCA Information”).

(i) The Investor (A) agrees to promptly deliver all FATCA Information upon request by the Company or the Investment Manager and to certify such information in such form as may be required, and (B) understands, acknowledges and agrees that the FATCA Information may be disclosed to the IRS and other governmental tax authorities by the Company or the Investment Manager.

(ii) The Investor understands, acknowledges and agrees that, if the Investor does not provide the requested FATCA Information as required in this Section 2.22, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner, and to ensure that such withholding taxes, interest, penalties and other losses or liabilities are economically borne by the Investor. The Investor shall have no claim against the Company, the Investment Manager or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions in the absence of willful misconduct and/or gross negligence.

(iii) The Investor further agrees to notify the Investment Manager immediately of any change in any of the FATCA Information previously provided to the Company or the Investment Manager. In the event of any change in the applicable status of Investor for purposes of FATCA or the FATCA Agreements, the Investor hereby agrees to promptly inform the Investment Manager thereof and execute and deliver any applicable new IRS Forms or other tax-related documentation and information as necessary for the Company to comply with its obligations under FATCA or any FATCA Agreement.

2.23. Anti-Money Laundering.

(a) As part of the Company’s responsibility for preventing money laundering, the Company, the Investment Manager or their respective affiliates, subsidiaries, agents, or associates may require a detailed verification of the Investor’s identity and the source of the payment of each capital contribution.

(b) The Company and/or the Investment Manager reserves the right to request such information as is necessary to verify the identity of the Investor. In the event of delay or failure by the Investor to produce any information required for verification purposes, the Investment Manager, in its sole discretion, may refuse to accept the subscription and the subscription monies relating thereto.

(c) The Investor understands that the information provided herein will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares. The Investor hereby waives any right of legal action in the event of any loss suffered as a result of any refusal by the Company to process a subscription, transfer or withdrawal of Shares pending receipt of any requested verifications of identity or other information in connection therewith.

(d) Any information forwarded to the Company by the Investor will be treated on a confidential basis except that such information may be passed on to a relevant third party by the Company where so required by law or regulation, or as otherwise in compliance with the Investment Manager’s privacy policy (a copy of which has been provided to the Investor) and the Investor, by subscribing for an Interest, shall be deemed to have consented to such release of such confidential information.

(e) The Investor acknowledges that the Company intends to enter into one or more credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.

(f) The Investor hereby acknowledges that the Company seeks to comply with all applicable laws and regulations concerning money laundering and related activities. The Investor represents that the amounts it contributes to the Company are not and will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and that acceptance by the Company of such investments will not breach any such laws or regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (the lists of OFAC prohibited countries, territories, persons and entities can be found at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx). In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(g) The Investor hereby represents and warrants that none of (i) the Investor, (ii) any person controlling or controlled by the Investor, (iii) if the Investor is a privately held entity (including a corporation, limited liability company, trust or partnership), to the best of the Investor’s knowledge after conducting due diligence, any person having a beneficial interest in the Investor, or (iv) to the best of the Investor’s knowledge after conducting due diligence, any person for whom the Investor is acting as agent or nominee in connection with this investment, is (x) a country, territory, individual or entity named on an OFAC list (or such other applicable lists), or is a person or entity prohibited under the OFAC Programs (or such other applicable programs), or resident in, organized or chartered under the laws of a jurisdiction that has been designated by the Secretary of the U.S. Treasury Department under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns, or (y) is a senior foreign political figure,1 any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below. To the extent that the Investment Manager requests evidence of the Investor’s identity, the Investor agrees to provide such evidence and will represent and warrant that the information provided is genuine and all related information provided is accurate.

(h) If the Investor is investing for its own account, the Investor represents and warrants that: (i) he/she/it is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other individual or entity, (ii) no other individual or entity will have a beneficial or economic interest in the Shares for which the Investor hereby subscribes, and (iii) the amounts contributed to the Company by the Investor originated directly from a bank or brokerage account in the name of the Investor. If the Investor is an intermediary investing in its own name on behalf of other investors, the Investor represents and warrants that: (i) he/she/it is subscribing for the Shares as a record owner in its capacity as an agent, representative or nominee on behalf of one or more investors (the “Underlying Investors”) and agrees that the representations, warranties and covenants made herein are made by it on behalf of itself and the Underlying Investors, (ii) the amounts contributed to the Company with respect to the Underlying Investors originated directly from a bank or brokerage account in the name of the Underlying Investors, (iii) he/she/it has all requisite power and authority from the Underlying Investors to execute and perform the obligations undertaken herein, (iv) has carried out agreed identification procedures with regard to all Underlying Investors, and (v) has established the identity of all Underlying Investors, holds evidence of such identities

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 A “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

and will make such information available to the Company upon request. The Investor acknowledges that additional capital contributions by the Investor may be refused and/or distributions may be delayed if the Company reasonably believes it does not have satisfactory evidence of the Underlying Investors’ and the Investor’s identity.

(i) If the Investor is a non-U.S. banking institution (a “Foreign Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Investor represents and warrants to the Company that (i) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (ii) the Foreign Bank employs one or more individuals on a full-time basis; (iii) the Foreign Bank maintains operating records related to its banking activities; (iv) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (v) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(j) The Investor acknowledges that if any of the foregoing representations, warranties or covenants ceases to be true or if the Investment Manager no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Investment Manager may be required to freeze the Investor’s investment in the Company, either by prohibiting additional capital contributions and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Investor’s investment may immediately be involuntarily withdrawn by the Company in accordance with applicable regulations. In the event that the Company is required to take any of the foregoing actions, the Investor understands and agrees that it shall have no claim against the Company, the Investment Manager or any of their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

(k) The Investor understands and agrees that any distributions paid to it will be paid to the same account from which the Investor’s initial investment in the Company was originally remitted, unless the Investment Manager, in its sole discretion, agrees otherwise.

(l) The Investor understands that the Company or the Investment Manager may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if required by law or if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth above.

(m) If the Investor is a financial institution (as defined under the USA PATRIOT Act), the Investor represents that it has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and has obtained appropriate background information regarding all of the officers, managers, directors, trustees and beneficial owners of the Investor.

2.24. None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

2.25. The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Capital Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 2 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, ceases to be true at any time following the date hereof.

2.26. The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

3.
POWER OF ATTORNEY FOR ALL INVESTORS IN THE COMPANY

3.1. The Investor hereby constitutes and appoints the Company as the Investor’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Investor and in the Investor’s name, place and stead, to take any and all actions as are authorized by the power of attorney:

(a) any and all filings required to be made by the Investor under the Exchange Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;

(b) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(c) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and

(d) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

3.2. The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Company may exercise for the Investor by the signature of the Company or by listing the Investor as a member executing any instrument with the signature of the Company as attorney-in-fact for the Investor. This grant of authority shall survive the assignment by the Investor of the whole or any portion of the Investor’s Shares and may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

4.
WITHHOLDING FORMS

The Investor represents, warrants and agrees (for the benefit of the Company and of any person who participated in the offer or sale of its Shares) that it will provide in a timely manner a properly completed, FATCA appropriate, United States Internal Revenue Service Tax Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or W-9 (a US person certificate), as appropriate, and shall cooperate with the Company upon its request in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Investor’s Shares and, further, in the event that the Investor fails to provide such information regarding United States tax withholding, the Company, the Investment Manager and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their affiliates shall have no obligation or liability to the Investor with respect to any United States tax matters or obligations which may be assessed against the Investor or its beneficial owners. The Investor expressly acknowledges that such tax forms and withholding information may be provided to any withholding agent that has control, receipt or custody of the income of which the Investor is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Investor is the beneficial owner.

5.
INDEMNIFICATION

The Investor acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement (including the Attachments hereto), and hereby agrees to indemnify and hold harmless the Company, the Investment Manager, each of their respective affiliates, each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing, within the meaning of Section 15 of the Securities Act, and each partner, member, officer, director, employee, and agent thereof, from and against any and all loss, claim, damage, liability or expense whatsoever due to or arising out of or based upon (i) any false or misleading representation or warranty made by the Investor, or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement (including the Investor Questionnaire) or in any other document furnished by the Investor to any of the foregoing in connection with this transaction, or (ii) any action for securities law violations instituted by the Investor that is finally resolved by judgment against the Investor.

6.
MISCELLANEOUS

6.1. The Investor represents and warrants that the information provided in this Subscription Agreement and the Attachments hereto is true, accurate and complete and may be relied upon by the Company, the Investment Manager, and their respective affiliates for any purpose, including the establishment of investor-related facts underlying claims of exemption from the registration provisions of federal and state securities laws. The Investor and the Investor’s fiduciaries, if any, agree to indemnify and hold the Company, the Investment Manager, and their respective controlling persons, officers, directors, partners and employees, free and harmless from and in respect of any and all claims, actions, demands, causes of action and expenses whatsoever arising from the breach or alleged breach of any of the representations and warranties made in the preceding sentence or elsewhere in this Subscription Agreement.

6.2. The Company is hereby authorized and instructed to accept and execute any instructions in respect of the Shares to which this Subscription Agreement relates given by the Investor in written form or by facsimile or other form of electronic transmission (collectively, “Electronic Instructions”). If Electronic Instructions are given by the Investor, the Investor undertakes to keep each Indemnified Person indemnified and held harmless against any loss of any nature whatsoever incurred by such Indemnified Person as a result of any of them acting upon Electronic Instructions. The Company may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

6.3. The Company or its designee may request from the Investor from time to time such additional information as it may deem necessary in connection with this Subscription Agreement, including, without limitation, (i) to evaluate the eligibility of the Investor to acquire Shares, (ii) to determine the eligibility of the Investor to hold Shares, (iii) to enable it to determine the Company’s compliance with applicable regulatory requirements or tax status, and (iv) to enable it to comply with the requirements of applicable anti-money laundering rules and regulations; and the Investor shall provide such information as may reasonably be requested. The Investor agrees to notify the Company promptly if there is any change with respect to any of the foregoing information or representations and to provide the Company with such further information as the Company may reasonably require. In addition, the Investor agrees that if the Investor increases its Capital Commitment, the Investor shall be deemed to have reaffirmed, as of the date of such increase of its Capital Commitment, each and every representation made by the Investor in this Subscription Agreement or any other instrument provided by the Investor to the Company in connection therewith, except to the extent modified in writing by the Investor and consented to by the Company.

6.4. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not hereby, thereby or in any other manner waive any rights granted to the Investor under federal or state laws.

6.5. The Investor agrees not to transfer or assign this Subscription Agreement, nor any of his, her or its interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with the Operative Documents and this Subscription Agreement.

6.6. The Investor agrees not to cancel, terminate or revoke this Subscription Agreement or any agreement made by him, her or it hereunder and further agrees that this Subscription Agreement shall survive the death, disability or dissolution of the Investor, as the case may be. This Subscription Agreement (i) shall be binding upon the Investor and the heirs, legal representatives, successors, and permitted assigns of the Investor and shall inure to the benefit of the Company and its successors and assigns, (ii) shall survive the acceptance of the Investor as a member of the Company, and (iii) shall, if the Investor consists of more than one person, be the joint and several obligation of each of such person.

6.7. The Investor understands and agrees that the Company may disclose the intended Capital Commitment to other prospective Investors in the Company.

6.8. The Investor acknowledges and agrees that the Company, subject to applicable law, will provide to the Investor (or the Investor’s designated agents) statements, reports, financial statements and other notices or communications relating to the Company and/or the Investor’s investment in the Company in electronic format to the e-mail address set forth in the Investor’s signature page below. The Investor acknowledges that e-mails from the Company may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. The Company gives no warranties in relation to these matters. The Investor understands that if it has any doubts about the authenticity of an e-mail purportedly sent by the Company should contact the purported sender immediately. All notices or other communications given or made hereunder to the Company shall be in writing and shall be delivered or mailed to the care of Investcorp US Private Credit BDC II, 280 Park Avenue, New York, New York 10017. Such address may be changed from time to time by a notice given in accordance with the provisions hereof.

6.9. If the Investor is acting as trustee, agent, representative or nominee for another Investor (a “Beneficial Owner”), the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (a) with respect to the Investor and (b) with respect to the Beneficial Owner. The Investor further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The Investor also agrees to indemnify the Company and its directors, members, partners, officers and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor’s misrepresentation or misstatement contained herein, or the assertion of the Investor’s lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof.

6.10. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the State of Delaware, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Questionnaire. THE INVESTOR AND THE COMPANY, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BY OR AGAINST THE COMPANY (OR DIRECT OR INDIRECT OWNERS, OFFICERS, DIRECTORS, MANAGERS OR EMPLOYEES IN THEIR CAPACITY AS SUCH, OR IN ANY RELATED CAPACITY) OR IN ANY WAY RELATING TO THIS SUBSCRIPTION AGREEMENT, OR OFFERING MATERIALS.

6.11. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in writing, executed by all parties hereto. Article titles or headings to sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof.

6.12. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.

6.13. This Subscription Agreement will not be binding on the Company until it is agreed to and accepted by the Company.

6.14. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument.

7.
CONFIDENTIALITY

The Investor acknowledges that the Memorandum and other information relating to the Company have been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its Investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 7), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

8.
NECESSARY ACTS, FURTHER ASSURANCES.

The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

9.
NO JOINT LIABILITY AMONG THE COMPANY AND THE INVESTMENT MANAGER.

The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Investment Manager under or in connection with this Subscription Agreement. The Investment Manager shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, and the Investment Manager for any obligation under or in connection with this Subscription Agreement.

10.
INDEPENDENT NATURE OF INVESTORS’ OBLIGATIONS AND RIGHTS, THIRD-PARTY BENEFICIARIES.

The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto, except as provided above, any rights or remedies hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date referenced below on the applicable signature page.

Signature Page for Individuals and Individual Retirement Accounts

(For Signature by Entities, See Following Pages)

Amount of Capital Commitment:	$

Form of Ownership (check one)		Individual Signatures (Print Name(s) under Signature(s))

☐	INDIVIDUAL OWNERSHIP
(One signature required)

☐	TENANTS IN COMMON
(All tenants must sign)

☐	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
(All tenants must sign)

Please provide a copy of a current, government-issued photo identification of the individual(s) signing the Agreement, if it has not already been provided as part of the identity verification document requirements as set forth in the Anti-Money Laundering Supplement.

☐ INDIVIDUAL RETIREMENT ACCOUNT OF THE INVESTOR (Beneficial Owner)
(Trustee or Custodian must sign and owner must countersign below)
Name of Trustee / Custodian (print):
Address of Trustee/Custodian:

Account or other Reference No.:
Custodian’s Tax I.D. No.:
Signature of Authorized Signatory:
Name of Authorized Signatory (print):
Date:

Note to Custodian: Please be sure to include an authorized signatory list with this completed page.

Agreement of Owner of Individual Retirement Account:

The undersigned, being the owner of the above named individual retirement account, hereby accepts and agrees to this subscription.

Signature:
Name of Owner (print):
Date:

(Please PRINT all information exactly as you wish it to appear in the records of the Company.)

Name of Investor			(Social Security Number of Individual or other Taxpayer ID Number)
Telephone number:	(	)
Fax number:	(	)

Please send all reports, notices and other communications to:

E-mail address:
Residential/Business Address (Domicile for Blue Sky filing purposes):

Registered Address (if applicable):

Mailing Address (select one):

☐	Please use the Investor’s Residential/Business Address as the Mailing Address
☐	Please use the Investor’s Registered Address as the Mailing Address
☐	Please use the following as the Investor’s Mailing Address:

Authorized Signatories. Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Company and the Investor, together with their respective signatures. Such persons are the only persons so authorized until further written notice to the Company signed by one or more of such persons.

Name of Authorized Signatory	Signature	Email Address

(please attach additional pages if needed)

Interested Parties. Please indicate below the contact information for additional parties that you wish to receive duplicate information from the Company (including the Investment Manager). The Company shall not take instruction from these persons in connection with the Investor’s investment.

Name of Interested Party	Email Address	Telephone Number

(please attach additional pages if needed)

* * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Signature Page For Entities

(For Signature by Individuals and Individual

Retirement Accounts, See Preceding Pages)

Amount of Capital Commitment:	$

ENTITY OWNERSHIP: Check form of organization of entity investor and attach a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, partnership agreement, operating agreement, plan documents, etc.). Entities more than one year old must also attach a certificate of good standing, which should be dated within one year of such Investor’s investment in the Company.

☐	CORPORATION
☐	PARTNERSHIP
☐	LIMITED LIABILITY COMPANY
☐	FOUNDATION
☐	ENDOWMENT
☐	EMPLOYEE BENEFIT PLAN
☐	keogh Plan
other account —
☐	specify:

Date of Organization:	State/Country of Organization:

ENTITY SIGNATURE:

Date:
(Print Name of Entity
By:
(Signature of Officer or Agent)

(Print Name and Title of Person Signing)

Please provide a copy of a current, government-issued photo identification of the individual signing the Agreement, if it has not already been provided as part of the identity verification document requirements as set forth in the Anti-Money Laundering Supplement.

(Please PRINT all information exactly as you wish it to appear in the records of the Company.)

Telephone number:	( )	Taxpayer ID Number:
Fax number:	( )	Email address:

Please send all reports, notices and other communications to:

E-mail address:

Business Address (Domicile for Blue Sky filing purposes):

Registered Address (if applicable):

Mailing Address (select one):

☐	Please use the Investor’s Residential/Business Address as the Mailing Address
☐	Please use the Investor’s Registered Address as the Mailing Address
☐	Please use the following as the Investor’s Mailing Address:

Name of Trustees or Other Fiduciaries Exercising Investment Discretion with Respect to Benefit Plan or Trust

Name	Occupation	Business Affiliation

Authorized Signatories. Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Company and the Investor, together with their respective signatures. Such persons are the only persons so authorized until further written notice to the Company signed by one or more of such persons.

Name of Authorized Signatory	Signature	Email Address

(please attach additional pages if needed)

Interested Parties. Please indicate below the contact information for additional parties that you wish to receive duplicate information from the Company (including the Investment Manager). The Company shall not take instruction from these persons in connection with the Investor’s investment.

Name of Interested Party	Email Address	Telephone Number

(please attach additional pages if needed)

FOR FUND USE ONLY

ACCEPTANCE OF SUBSCRIPTION

Investcorp US Private Credit BDC II

Investor Name:
Requested Subscription (check the appropriate Class of Shares):
☐	Class A Shares
☐	Class D Shares
☐	Class I Shares

The foregoing subscription in the amount of $______________ for the Class of Shares requested above is hereby accepted for and on behalf of [ ], as of this _____ day of ___________________, 20__.

Investcorp US Private Credit BDC II

By:
	Name:	Andrew Muns
	Title:	Chief Financial Officer

1

ATTACHMENT 1 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 1 - Investor Questionnaire

Instructions: Please complete this Attachment.

A. Investor Status.

☐ The Investor is not a “United States Person”4.

☐ The Investor is a “United States Person”5.

B. Accredited Investor Status. The Investor represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and has indicated below each category under which the Investor qualifies as an accredited investor.

(i)
A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.
(ii)
A savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.
(iii)
A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(iv)
An insurance company, as defined in Section 2(a)(13) of the Securities Act.
(v)
An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

4 If not a “United States Person” is selected, the Investor represents and warrants that (a) it is not a “U.S. person” within the meaning set forth in Regulation S under the Securities Act, and is not acquiring Shares for the direct or indirect benefit of a U.S. Person as within the meaning of Regulation S under the Securities Act; (b) no offers to sell or to purchase the Shares were made to the Investor or by the Investor while the Investor was in the United States; (c) the Investor was not in the United States at the time the offer to purchase Shares was accepted; (d) the Investor is not acquiring Shares as a result of, and will not itself engage in, any “directed selling efforts” (within the meaning set forth in Regulation S under the Securities Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; and (e) at the time the Investor’s subscription for Shares was originated, the Investor was outside the United States, except for offers and sales to discretionary or similar accounts (other than an estate or trust) held for the benefit or account of a non-U.S. Person (as within the meaning of Regulation S under the Securities Act) by a dealer or other professional fiduciary organized, incorporated or resident in the United States. In addition, the Investor covenants and agrees with the Company that the Investor will not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

The Investor covenants that it will notify the Company immediately if the Investor becomes a “U.S. person.”

5 If is a “United States Person” is selected, the Investor represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the Securities Act as indicated below.

Attachment 1-1

(vi)
A business development company, as defined in Section 2(a)(48) of the Investment Company Act.
(vii)
A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).
(viii)
An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state or relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act.
(ix)
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
(x)
A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
(xi)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.
(xii)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision regarding this offering was made by a plan fiduciary (as such term is defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or investment adviser duly registered under the Investment Advisers Act.
(xiii)
An employee benefit plan within the meaning of ERISA with total assets in excess of $5,000,000, whether or not the investment decision regarding this offering was made by a bank, insurance company or registered investment adviser.
(xiv)
An employee benefit plan within the meaning of ERISA which is a self-directed plan with investment decisions made solely by persons described by one or more of the categories set forth in this Section II.
(xv)
Either (A) a corporation, (B) a Massachusetts or similar business trust, (C) a partnership, (D) a limited liability company, or (E) an organization described in Section 501(c)(3) of the Internal Revenue Code, in any case not formed for the specific purpose of acquiring the Shares and having total assets in excess of $5,000,000.
(xvi)
A natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent (defined as “a cohabitant occupying a relationship generally equivalent to that of a spouse”), excluding the value of his or her primary residence, exceeds $1,000,0006.

6 For purposes of this net worth calculation you may exclude the amount of indebtedness secured by the Investor’s primary residence up to the amount of the estimated fair market value of such residence. However, if the amount of the indebtedness secured by the Investor’s primary residence exceeds the value of such residence, the amount of that excess debt should be treated as a liability and deducted from Investor’s net worth. In addition, indebtedness secured by the Investor’s primary residence that is incurred within sixty (60) days of the date of subscription must be included as a liability unless such indebtedness is incurred in connection with the acquisition of the Investor’s primary residence.

Attachment 1-2

(xvii)
A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent (defined as “a cohabitant occupying a relationship generally equivalent to that of a spouse”) in excess of $300,000 in each of those years and who reasonably expects income in excess of such amounts in the current year.
(xviii)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares whose purchase is directed by a person who has, alone or together with his or her purchaser representative (as defined in the aforementioned Regulation D), such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment.
(xix)
A trust pursuant to which the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole or shared investment control over the assets of the trust, and the (each) grantor is described by one or more of the categories set forth in this Section II in which case the Investor has so notified the Company in writing that it is relying on this clause (xix), and agrees to provide the Company with information requested by it respecting each grantor of the Trust).
(xx)
A partnership, corporation or other entity (other than a trust) in which all of the equity holders are persons or entities described by one or more of the categories set forth in this Section II, in which case the Investor has so notified the Company in writing that it is relying on this clause (xx), and agrees to provide the Company with information requested by it respecting the Investor’s equity holders.)7
(xxi)
A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Shares, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment..
(xxii)
A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office defined in clause (xxi) above (and whose prospective investment in the Shares is directed by such family office).
(xxiii)
A natural person who holds at least one of the following licenses in good standing: a Series 7, Series 65 or Series 82 license.
(xxiv)
An entity, not formed for the specific purpose of acquiring the securities offered, which owns in excess of $5 million in “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act).
(xxv)
Not a person or entity described by one or more of the accredited investor categories set forth in clauses (i) through (xxiii) above. If this clause (xxiv) is selected, the Investor must have also selected “The Investor is not a ‘United States Person’” above under “Investor Status” and must make the accompanying representations, warranties, and covenants.

7 In reviewing equity ownership, it is permissible to look through various forms of equity ownership to natural persons.

Attachment 1-3

C. Investor Tax Jurisdiction

What is the Investor’s tax jurisdiction? Please check at least one of the following and provide specification where applicable. If more than one option applies, please check all that apply.

☐ The Investor is a “United States Person”8 for U.S. federal income tax purposes.

☐ The Investor is a United Kingdom tax resident9 for U.K. income tax purposes.

If you are a United Kingdom tax resident, please provide your Date of Birth:

☐ The Investor’s tax jurisdiction is (please specify the country or countries where the Investor is subject to income taxation):

D. Dividend Reinvestment Plan.

The Company will adopt a dividend reinvestment plan under which cash distributions to investors are automatically reinvested for additional Shares of the applicable Share class. Investors may opt in to the plan by checking the box below. Elections may be altered, subject to approval by the Company:

☐ Opt-in to Dividend Reinvestment Plan

E. Retail Voting Program.

The Company will adopt a retail voting program which allows Investors to opt in to vote their shares in line with the Board of Trustees’ recommendation. Investors may opt in to the plan by checking one of the boxes below. Elections may be altered, subject to approval by the Company and certain exclusions may apply as set forth below. If an Investor opts in to the Company’s retail voting program, the Investor’s shares will be voted in accordance with the standing voting instruction selected below for each shareholder meeting until the Investor cancels such voting instruction.

☐ Selection 1: Opt-in to Vote on All Matters

If you select this policy, your shares will be voted on each proposal in accordance with the recommendations made by the Company’s Board of Trustees.

8 For purposes of this paragraph, “United States person” shall mean an individual who is a citizen of the United States or a resident alien for U.S. federal income tax purposes; a corporation, an entity taxable as a corporation, or a partnership created or organized in or under the laws of the United States or any state or political subdivision thereof or therein (including the District of Columbia); an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (y) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (z) such trust was in existence on August 20, 1996 and was treated as a domestic trust on August 19, 1996 and such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

9 For purposes of this paragraph, “United Kingdom tax resident” shall mean those persons who are subject to income tax in the United Kingdom of Great Britain and Northern Ireland pursuant to the relevant laws of that jurisdiction.

Attachment 1-4

☐ Selection 2: Opt-in to Vote on All Matters Except Certain Specified Matters

If you select this policy, your shares will be voted on each proposal in accordance with the recommendations made by the Company’s Board of Trustees, except on (i) any contested Trustee election; (ii) any acquisition, merger or divestiture transaction that requires approval of the Company’s Investors; (iii) approvals of and amendments to investment advisory or sub-advisory contracts, to the extent such approvals or amendments relate to the appointment of a new investment adviser or sub-adviser that is not affiliated with the Company’s current investment adviser or would increase fees borne by the Company; and (iv) any other matter for which exemptive relief or guidance provided by the SEC or its staff indicate should be excluded in a retail shareholder voting program.

Attachment 1-5

ATTACHMENT 2 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 2 – BENEFIT PLAN INVESTOR QUESTIONNAIRE

The Investor represents and agrees that it (check all applicable boxes):

A. ☐ is not and will not be, and is not acting on behalf of (or using the assets of) any entity or other person that is or will be, a Benefit Plan Investor.

“Benefit Plan Investor” is as defined in 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and includes (i) any “employee benefit plan” subject to Part 4, Subtitle B of Title I of ERISA, (ii) any other plan, account or arrangement (e.g., an individual retirement account (often referred to as an IRA)) subject to Section 4975 of the Code, and (iii) any entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity. A Benefit Plan Investor can also be an insurance-company general account the assets of which are considered for purposes of ERISA or Section 4975 of the Code to be assets of a Benefit Plan Investor.

B. ☐ is a Benefit Plan Investor that is:

1.
☐ An “employee benefit plan” or trust that is subject to Part 4 of Subtitle B of Title I of ERISA;
2.
☐ A “plan” to which Section 4975 of the Code applies; or
3.
☐ An entity (other than an insurance company general account) whose underlying assets include “plan assets” by reason of investment in the entity by other Benefit Plan Investors.

If Item B.3. above is applicable, insert the maximum percentage of the assets of the entity that constitutes or may in the future constitute “plan assets” during the period of its investment in the Company:

________ %

4.
☐ An insurance company using assets of its general account (directly or through subsidiaries) that are subject to ERISA or Section 4975 of the Code (including, without limitation, by virtue of Section 401(c) of ERISA).

If Item B.4. above is applicable, insert the maximum percentage of the general account as a whole that constitutes or may constitute “plan assets” during the period of its investment in the Company:

________ %

C. ☐ is not and will not be a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person. For purposes of this representation and agreement, an “affiliate” is any person controlling, controlled by or under common control with any such

Attachment 2-1

person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

Without limiting the remedies available in the event of a breach, and without limiting other notice obligations as may be set forth above or otherwise, the Investor agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to or following an investment in the Company and at such time or times as the Administrator or the Investment Manager may request.

1

Attachment 2-2

ATTACHMENT 3 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 3 - Pay To Play Certificate

Instructions: Please complete this Attachment.

The Investor hereby represents and warrants, pursuant to Section 2.23 of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly under which the Investor or its authorized representative has signed his, her or its name.

PLEASE COMPLETE ALL APPROPRIATE ITEMS.

(A)
The Investor _______ (is) _______(is not) (please initial one) a government entity.10
(B)
If the Investor is acting as trustee, custodian or nominee for a beneficial owner that is a government entity, please provide the name of the government entity:

(C)
If the Investor is an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:

Please note that, if the Investor enters the name of a government entity in this Item (C), the Company will treat the Investor as if it were the government entity for purposes of Rule 206(4)-5 (the “Pay to Play Rule”) promulgated under the Investment Advisers Act.

[Continued on next page]

10 For these purposes, “government entity” means any U.S. state (including the District of Columbia, Puerto Rico, the U.S. Virgin Islands or any other possession of the United States) or political subdivision of a state, including:

(i) any agency, authority, or instrumentality of the state or political subdivision;

(ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan”, as defined in section 414(j) of the Code, or a state general fund;

(iii) a plan or program of a government entity; and

(iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. (Note that any such officers, agents, or employees will not be considered a government entity if they are making an investment in the Company not in their official capacity.)

Attachment 3-1

If the Investor is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Item (C), the Investor hereby certifies that:

Initial

other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on (i) the Company, (ii) its Investment Manager, or (iii) any of their respective affiliates, in connection with the Investor's investment in the Company.

If the Investor cannot make such certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, its Investment Manager or any of their respective affiliates would be subject to in connection with the Investor's investment in the Company:

Attachment 3-2

ATTACHMENT 4 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 4 - Anti-Money Laundering Information

Please provide all of the required anti-money laundering (“AML”) documentation listed below along with your subscription agreement. The Investment Manager reserves the right to request other or additional information in order to fulfill anti-money laundering obligations with respect to the Investor. For additional information, please contact the Company manager.

Identity Verification Requirements

The following materials must be submitted in conjunction with the completed subscription agreement (please provide only those materials pertinent to your category of Investor):

•
For Individuals and Participants in Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans
(1)
A government-issued form of photo identification (e.g., passport) verifying full name and date of birth.
(2)
Proof of current residential address (e.g., current utility bill).
•
For Fund of Funds
(1)
A certificate of due formation and organization from the jurisdiction of organization (e.g., certificate of incorporation).
(2)
An Authorized Signatory list providing title, name and sample signature of individuals authorized to instruct changes or trades on behalf of the Investor.
(3)
Government-issued photo identification (e.g., passport) for those authorized signer(s) who will be executing the subscription document on behalf of the Investor.

Note: Should another authorized signer, other than the subscription document signer(s), provide instruction regarding the investment in the future, provision of identification and signature verification (in the form of government-issued photo identification) for said individual(s) will be required at that time.

(4)
A completed Fund of Funds AML Representation Letter in the format attached hereto as Fund of Funds Form of AML Representation Letter.
•
For Regulated Financial Institutions that Invest on Behalf of Third Parties (e.g., Nominee Banks and Regulated Trust Companies)
(1)
An Authorized Signatory list on company letterhead providing title, name and sample signature of individuals authorized to instruct changes or trades on behalf of the Investor.
(2)
An AML Representation Letter that conforms with the requirements set forth on Exhibit A.

Attachment 4-1

•
For Companies, Corporations, and Partnerships
(1)
A certificate of formation and organization in the jurisdiction of organization (e.g., certificate of incorporation). Disclosure of whether organic documents allow for issuance of certificates of ownership in bearer form, and if so, whether any bearer shares have yet been issued.
(2)
The entity’s organic documents (e.g., articles and memorandum, articles of incorporation, bylaws, partnership agreement, LLC operating agreement).
(3)
To the extent that beneficial ownership information is not reflected in the entity’s organic documents, provide documentation reflecting such information (e.g., share registry, register of members).
(4)
A completed Exhibit C listing the name of each person who directly, or indirectly through entities, is the beneficial owner of 10% or more of any voting or non-voting class of equity interests of the Investor. If the entity is owned by layers of companies/entities, submit the formation and organization documents for each of those entities until individual beneficial owner(s) are identified.
(5)
Government-issued photo identification (e.g., passport) for those individual beneficial owner(s) as directed on Exhibit C.
(6)
An Authorized Signatory list providing title, name and sample signature of individuals authorized to instruct changes or trades on behalf of the Investor.
(7)
Government-issued photo identification (e.g., passport) for those authorized signer(s) who will be executing the subscription document on behalf of the Investor.

Note: Should another authorized signer, other than the subscription document signer(s), provide instruction regarding the investment in the future, provision of identification and signature verification (in the form of government-issued photo identification) for said individual(s) will be required at that time.

•
For Trusts
(1)
The trust deed.
(2)
A completed Exhibit D listing the current beneficiaries of the trust that have, directly or indirectly, 10% or more of any interest in the trust, the settlor of the trust and the trustees.
(3)
Government-issued photo identification (e.g., passport) for those individual beneficial owner(s), the settlor of the trust and the trustees as directed on Exhibit D.
(4)
An Authorized Signatory list providing title, name and sample signature of individuals authorized to instruct changes or trades on behalf of the Investor.
(5)
Government-issued photo identification (e.g., passport) for those authorized signer(s) who will be executing the subscription document on behalf of the Investor.

Note: Should another authorized signer, other than the subscription document signer(s), provide instruction regarding the investment in the future, provision of identification and signature verification (in the form of government-issued photo identification) for said individual(s) will be required at that time.

Attachment 4-2

•
For Foundations
(1)
Organic documents including foundation charter, articles of incorporation and other formation documents stating the nature and purpose of the foundation (and beneficiary information, as applicable).
(2)
To the extent that trustee, director, governor, board member or beneficiary information (as applicable) is not reflected in the foundation’s organic documents, provide documentation reflecting such information.
(3)
The foundation’s most recent IRS Form 990 (as applicable).
(4)
Authorized Signatory list providing title, name and sample signature of individuals authorized to instruct changes or trades on behalf of the Investor.
(5)
Government-issued photo identification (e.g., passport) for those authorized signer(s) who will be executing the subscription document on behalf of the Investor.

Note: Should another authorized signer, other than the subscription document signer(s), provide instruction regarding the investment in the future, provision of identification and signature verification (in the form of government-issued photo identification) for said individual(s) will be required at that time.

•
For Non-Profit Organizations
(1)
Organic documents including articles of incorporation and other formation documents stating the non-profit charitable purpose of the organization.
(2)
To the extent that trustee, director, governor or board member information is not reflected in the non-profit organization’s organic documents, provide documentation reflecting such information.
(3)
The non-profit organization’s most recent IRS Form 990 (as applicable).
(4)
Authorized Signatory list providing title, name and sample signature of individuals authorized to instruct changes or trades on behalf of the Investor.
(5)
Government-issued photo identification (e.g., passport) for those authorized signer(s) who will be executing the subscription document on behalf of the Investor.

Note: Should another authorized signer, other than the subscription document signer(s), provide instruction regarding the investment in the future, provision of identification and signature verification (in the form of government-issued photo identification) for said individual(s) will be required at that time.

Attachment 4-3

EXHIBIT A

To the AML Supplement

EXHIBIT A – Fund of Funds Form of AML Representation Letter

[To be placed on letterhead of the company providing the anti-money laundering procedures for the fund making the investment into Investcorp US Private Credit BDC II (i.e. administrator or SEC-registered investment adviser)]

[DATE]

To Whom It May Concern:

Anti-Money Laundering and Client Identification Representations and Warranties

Re: [NAME, LEGAL CLASSIFICATION, AND DOMICILE OF THE FUND INVESTOR, e.g., ABC Fund Ltd., an exempted mutual fund company organized under the laws of Bermuda] (the “Fund”)

We, [Name of Administrator/SEC-Registered Investment Adviser/Other (please specify)], licensed under the laws of [Country] are the [Name of Administrator/Investment Manager/Other (please specify)] of the Fund and adhere to the anti-money laundering laws, regulations and guidelines applicable in [Country] (“Applicable AML Regulations”).

In connection with our services to the Fund and the Fund’s intended investment in [NAME OF FUND INTO WHICH THE FUND REFERENCED ABOVE IS SUBSCRIBING], and in accordance with the laws and regulations relating to money laundering to which the Fund and we are subject in the jurisdictions in which we operate, we hereby represent and warrant that:

Know Your Customer

1. We conduct anti-money laundering due diligence on all Investors in the Fund and, where applicable, the beneficial owners of the Investors in the Fund ("Beneficial Owners").

2. We obtain and verify the identities and addresses of each Investor in the Fund and where applicable, the Beneficial Owners.

3. To the extent that we know or have reason to suspect that any of the Investors or Beneficial Owners is a current or former senior foreign Politically Exposed Person ("PEP"), we have undertaken additional due diligence as necessary.

4. We do not transact with shell banks, or Investors or banks organized or chartered under the laws of a country listed on the Non-Cooperative Countries and Territories (“NCCT”) list.

Suspicious Activity

5. We monitor the transactions of the Fund and their Investors to identify possible suspicious activity. If we identify any unusual or suspicious activity related to the Fund that we know or have reason to suspect could require the filing of a Suspicious Activity Report in the relevant jurisdiction, we make such filing.

Attachment 4-4

OFAC Representation and Warranties

6. We verify that each Investor (and, as applicable, Beneficial Owners) in the Fund are not subject to sanctions administered by the Office of Foreign Assets Control of the United States Department of Treasury ("OFAC") or comparable lists in other applicable countries ("Other Lists"). On a periodic basis, we recheck the names of each Investor in the Funds (and, as applicable, Beneficial Owners) against the OFAC Lists and Other Lists as these lists are from time to time amended.

General

7. We will retain documentary evidence of the identity of Investors (and Beneficial Owners of Investors) for a period of at least five years from the cessation of the Fund’s relationship with the Investor.

8. To the extent permitted by applicable law, in the event of any inquiry from the relevant regulator or law enforcement agency, we agree to provide your AML Officer with Fund Investor information in our possession that is necessary to satisfy the request.

9. We understand that the recipient of this representation will place reliance on this certification for purposes of complying with its own obligations under applicable anti-money regulations.

Yours sincerely,

Signed:

Full Name:

Title:

On behalf of: [Name of Administrator/Investment Manager/Other (please specify)]

Attachment 4-5

EXHIBIT B

To the AML Supplement

EXHIBIT B – Regulated Financial Institutions that Invest on Behalf of Third Parties AML Representation Letter Requirements

The AML Representation Letter must meet the following requirements:

1. Presented on the letterhead of the financial institution.

2. Addressed to the fund or to [___________]. If addressed to [___________], specifically reference the fund into which the financial institution is investing.

3. Specifically reference the name of the Investor as it is registered with the investment.

4. Specify the framework that creates anti-money laundering obligations, including the jurisdiction with whose AML regulations the financial institution must comply and the regulatory body that oversees the financial institution’s compliance with those regulations.

5. Contain the following representations:

a. That the financial institution has obtained and verified the name and address of the Investor and beneficial owners, as applicable.

b. That the financial institution has made reasonable efforts to determine whether the Investor or beneficial owners are senior foreign political figures or close family members or close associates of such senior foreign political figures, and has conducted appropriate due diligence on such individuals.

c. That the financial institution does not transact with shell banks.

d. That the financial institution has procedures to verify that the Investors (and beneficial owners as applicable) are not named on the OFAC lists and similar lists in other countries.

e. That the financial institution monitors the transactions of customers, including the Investor, to identify possible suspicious activity and that it makes suspicious activity filings as necessary.

f. That the financial institution will make available to us identification documents pertaining to the Investor to the extent permissible by law.

g. That the financial institution understands that the recipient of this representation will place reliance on this certification for purposes of complying with its own obligations under applicable anti-money regulations.

h. That the financial institution will retain documentary evidence of the identity of Investors (and beneficial owners of Investors) for a period of at least five years from the cessation of the relationship with the customer.

6. Signed by a person authorized to make these representations on behalf of the financial institution.

Attachment 4-6

EXHIBIT C

To the AML Supplement

Exhibit C – Companies, Corporations and Partnerships Beneficial Ownership Information

Instructions: Please complete and return this Exhibit C and provide the name of every individual or entity who is, directly or indirectly, the beneficial owner of 10% or more of any voting or non-voting class of equity interests of the Investor.

•
If the entity is owned by individuals, please provide their government-issued photo identification.
•
If the entity is owned by another company/entity, please submit the formation and organization documents for that entity and identify underlying individual beneficial owners. Verification of identification for individual beneficial owners may also be requested.
•
If there is more than one layer of companies/entities, please attach ownership and beneficial ownership information separately, including formation and organization documents for all companies/entities in the chain of ownership and control, and identify ultimate individual beneficial owners. Verification of identification for individual beneficial owners may also be requested.
•
If there are no 10% or greater beneficial owners, please write None.

Full Name and Address of Entity or Individual (and Date of Birth, for Individuals)	Approximate Ownership Percentage	Citizenship (for Individuals) Principal Place of Business (for Entities)

Attachment 4-7

EXHIBIT D

To the AML Supplement

Exhibit D – Trusts Beneficial Ownership Information

Instructions: Please complete and return this Exhibit D and provide the name of: (i) every current beneficial owner that has, directly or indirectly, an interest of 10% or more in the trust; and (ii) every trustee.

•
For those individuals who control the trust, please provide government-issued photo identification. Verification of identification for individual beneficial owners may also be requested.
•
If the trust is owned by another entity, please submit the formation and organization documents for that entity and identify underlying individual beneficial owners. Verification of identification for individual beneficial owners may also be requested.
•
If the trust is owned by more than one layer of companies/entities, please attach ownership and beneficial ownership information separately, including formation and organization documents for all companies/entities in the chain of ownership and control, and identify ultimate individual beneficial owners. Verification of identification for individual beneficial owners may also be requested.

Full Name and Address of Individual or Entity (and Date of Birth, for Individuals)	Status (Beneficiary/Settlor/Trustee)	Approximate Ownership Percentage	Citizenship (for Individuals) Principal Place of Business (for Entities)

Attachment 4-8

Exhibit E

To the AML Supplement

Exhibit E – Bank Reference Letter

If the name of the registered Investor, or the name of the underlying beneficial owner of the Investor does not match the account name from which subscription funds are remitted, suitable written explanation from the remitting bank is requested.

[ON BANK LETTERHEAD]

Date:
Attention:	Fund Investor Services
[___________]
Phone:
Fax:
Email:

Dear Sirs:

Re: Insert Investor Name

Name of Regulated Institution:
Address of Regulated Institution:
Name of Investor:
Subscribing Bank Account Name:
Subscribing Bank Account #:

We hereby confirm that the investor named above is known to us and has an active account at this institution. The account details are as provided above. The above information is given in the strictest confidence for your own use only.

Yours Sincerely,

SIGNED BY BANK REPRESENTATIVE

Position Held

Attachment 4-9

ATTACHMENT 5 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 5 – Declaration of Trust

Attachment 5-1

ATTACHMENT 6 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 6 – Bylaws

Attachment 6-1

ATTACHMENT 7 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 7 – Investment Advisory Agreement Between Investcorp US Private Credit BDC II and CM INVESTMENT PARTNERS LLC

Attachment 7-1

ATTACHMENT 8 TO

INVESTCORP US PRIVATE CREDIT BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 8 – Administration Agreement Between Investcorp US Private Credit BDC II and CM INVESTMENT PARTNERS LLC

Attachment 8-1

ATTACHMENT 9 TO

Investcorp US Private Credit BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 9 – Form of Funding Notice

TO:	«Investor Name»	280 Park Avenue
FROM:	[ ]	New York, New York 10017
RE:	Notice of Capital Call — Due [ ], 20[ ]	E-MAIL: [ ]
DATE:	[ ], 20[ ]

In accordance with Section 1.4(b) of the Subscription Agreement (the “Subscription Agreement”) of Investcorp US Private Credit BDC II (the “Company”), you are hereby given notice of a call for capital contribution. The purpose of this capital contribution is to fund your share of proposed investments to be made by the Company.

The total amount due from you is $<<Drawdown Purchase Price>>.

We request that you wire your total amount due on or before the due date in accordance with the following instructions:

Bank:	[Name of Bank]
ABA #:	[Routing Number]
Account Name:	[Name of Private BDC]
Account #:	[Account Number]
Notation:	«Investor Name»

If you have any questions, please contact Investor Relations by email at IPC-IR@investcorp.com.

Attachment 9-1

ATTACHMENT 10 TO

Investcorp US Private Credit BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 10 – Transfer Restrictions

No Transfer of the Investor’s Capital Commitment, all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Company. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•
such Transfer would not violate the Securities Act, the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and
•
such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of its Capital Commitment or all or any fraction of its Shares, prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Attachment 10 shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

Attachment 10-1

ATTACHMENT 11 TO

Investcorp US Private Credit BDC II

SUBSCRIPTION AGREEMENT

ATTACHMENT 11 – Privacy Notice

Investcorp Credit Management BDC, Inc., a Maryland corporation, Investcorp US Private Credit BDC II, a Delaware statutory trust, and Investcorp US Institutional Private Credit Fund, a Delaware statutory trust (each a “Company” and together, the “Companies”, “our,” “us” or “we”), are committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of each Company and its affiliated companies. This notice supersedes any other privacy notice you may have received from each Company, and its terms apply both to our current customers and to former customers as well.

How We Protect Your Personal Information

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards.

What Kind of Information We Collect

The only information we collect from you is your name, address and number of shares you hold.

How We Use this Information

This information is used only so that we can service your account, send you annual reports and other information about each Company, and send you proxy statements or other information required by law.

Who Has Access to Personal Information

We do not share customer information with any non-affiliated third party except as described below.

•
Authorized Employees of CM Investment Partners LLC (the “Adviser”). It is our policy that only authorized employees of the Adviser who need to know your personal information will have access to it.
•
Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing information to you. These companies are required to protect your information and use it solely for the purpose for which they received it.
•
Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

Attachment 11-1

Updating Your Information

To help us keep your customer information up-to-date and accurate, please contact each Company, at the address below, if there is any change in your personal information.

Investcorp US Private Credit BDC II

280 Park Avenue

New York, New York 10017

ATTN: Investor Relations

IPC-IR@investcorp.com

Attachment 11-2